                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            VOICE POWERED TECHNOLOGY
                              INTERNATIONAL, INC.
                        15260 Ventura Blvd., Suite 2200
                            Sherman Oaks, CA  91403


                                _______________

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 19, 1996
                                _______________

To All Shareholders:

         The Annual Meeting of Shareholders of Voice Powered Technology International, Inc., a California corporation (the "Company"), will be held on Wednesday, June 19, 1996, at 9:00 a.m., local time, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

                 1. To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

                 2. To ratify the appointment of BDO Seidman as the Company's independent auditors for the 1996 fiscal year.

                 3        To act upon such other matters as may properly come
         before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 25, 1996 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof, either in person or by proxy.

         YOU ARE URGED TO DATE, MARK, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. You are cordially invited to attend the meeting and, if you do so, you may personally vote your shares regardless of whether you have signed and returned a completed proxy.

                                        By Order of the Board of Directors,


                                        Mitchell B. Rubin
                                        Secretary

Sherman Oaks, California
May 6, 1996

                            VOICE POWERED TECHNOLOGY
                              INTERNATIONAL, INC.
                        15260 Ventura Blvd., Suite 2200
                            Sherman Oaks, CA  91403

                                _______________

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                _______________


GENERAL INFORMATION

         This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Voice Powered Technology International, Inc., a California corporation (the "Company"), for use at the Company's 1996 Annual Meeting of Shareholders (together with any and all adjournments and postponements, the "Annual Meeting"), which is scheduled to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice.

RECORD DATE, QUORUM, MAILING

         All holders of record of the Company's common stock, $.001 par value per share ("Common Stock"), at the close of business on April 25, 1996, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, the Company had 13,909,072 shares of Common Stock outstanding. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

         The Company anticipates that these proxy solicitation materials and the Annual Report to Shareholders for the year ended December 31, 1995, including financial statements, will first be mailed or given to shareholders entitled to vote at the Annual Meeting on or about May 10, 1996.

VOTE BY AND REVOCATION OF PROXIES

         At the Annual Meeting, the designated proxy holders will vote the shares of Common Stock represented by Proxies which have been received and not revoked. Where the Shareholder specifies a choice on the Proxy Card with respect to any matter to be acted upon, the shares of Common Stock will be voted in accordance with the choice specified. Where no choice is specified, the shares represented by a signed Proxy Card will be voted in favor of the proposal set forth in the Notice attached hereto. Any Proxy may be revoked at any time prior to its exercise by notifying the secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends such Meeting may orally revoke his or her proxy at the Annual Meeting and vote in person. If your shares are held of record by a broker, bank, or other nominee and you wish to attend and vote your shares at the Annual Meeting, you must obtain a letter from the broker, bank, or nominee confirming your beneficial ownership of the shares and a written proxy from the holder issued in your name, and bring it to the Annual Meeting.

VOTING RIGHTS AND SOLICITATION

         Each holder of Common Stock is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal No. 1) may cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many nominees as he or she thinks fit. However, no shareholder shall be entitled to cumulate votes unless the nominee's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, shareholders may not cumulate votes.

         Abstentions and broker non-votes are counted as shares of Common Stock represented at the Annual Meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of directors under Proposal 1. Broker non-votes are not entitled to vote because they indicate the withholding of power to vote on a specific matter, and therefore have no effect on the outcome of a proposal.

         The six nominees for directors receiving the highest number of votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be
elected to the Board of Directors.   Proposal No. 2 requires for approval the
affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. For purposes of the foregoing, (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy, whether such shareholders vote FOR, AGAINST, or ABSTAIN, or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the proposal, (ii) the total number of shares cast for a proposal or giving no instructions will be considered to have been voted in favor of the proposal, and (iii) an abstention from voting on a matter by a shareholder present in person or represented by proxy will have no effect with regard to the election of any nominee to the Board of Directors if that nominee otherwise receives a sufficient number of affirmative votes to be elected, and will have the same effect as a vote against with regard to the other proposals.

         The expenses of this solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone or other means of communication by directors, officers or regular employees of the Company, but such persons will not be specifically compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in forwarding the proxy materials to beneficial owners.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The bylaws of the Company provide that the Board of Directors shall be comprised of a minimum of four and a maximum of seven directors, with the exact number to be fixed, within the limits specified, by approval of the Board of Directors or the shareholders in the manner provided in the bylaws. The Board of Directors has fixed seven as the number of directors of the Company.

         At the Annual Meeting, the shareholders will elect six directors to hold office until the 1997 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified. The nominees for election as directors are named below. All nominees are presently directors of the Company were elected by the shareholders at the last annual meeting of shareholders of the Company. It is currently contemplated that the seventh seat on the Board will remain vacant until filled by the remaining directors or the shareholders.

         Each of the nominees has consented to be named and to serve if elected. Should any of the nominees become unable to accept election as a director, the persons named in the enclosed Proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such manner (in accordance with cumulative voting requirements, if applicable) as will assure the election of as many of the named nominees as possible.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS, AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information with respect to the directors and executive officers of the Company, those persons nominated by the Board of Directors for election as directors, as well as all directors and executive officers of the Company as a group. To the Company's knowledge, all of the shares shown in the following table are owned both of record and beneficially, and the persons named possess sole voting and investment power, except as otherwise indicated in the notes to the table. No person is known to the Company to beneficially own 5% or more of the Company's outstanding Common Stock as of March 31, 1996.

                                                                          Shares Beneficially Owned
                                                                             As of March 31, 1996
                                                                             --------------------
                                  Positions and Offices     Director                        Percent of
Name (1) (2)              Age     Held with Company         Since            Amount (3)       Class
- ----                      ---     -----------------         -----            ------           -----
Edward M. Krakauer        63      President, CEO, Director,
                                  Chairman of the Board,    1992             611,325 (4)       4%
                                  Director Nominee

Mitchell B. Rubin         41      Vice President, CFO,
                                  Director,                 1994             137,500           1%
                                  Director Nominee

Mark L. Frankel           48      Vice President, Director, 1995              95,834           *
                                  Director Nominee

Myron H. Hitchcock        55      Director,
                                  Director Nominee          1990              12,325  (5)      *

Dr. Jack D. Steele        72      Director,                 1994              17,325 (5)       *
                                  Director Nominee

Ernest W. Townsend        48      Director,                 1994              12,325 (5)       *
                                  Director Nominee

George H. Fischer         50      Vice President            n/a              121,046           1%

Kenneth I. DeWitt         60      Vice President            n/a               30,000           *

All directors, nominees, and
executive officers of the
Company, as a group                                                        1,037,680           7%
- -----------------------

* Less than 1%.

(1) The address of each individual, unless otherwise indicated, is c/o Voice Powered Technology International, Inc., 15260 Ventura Blvd., Suite 2200, Sherman Oaks, California 91403.

(2) In February 1996, Mr. H. Ben Taub, a director since 1994, resigned in order to dedicate greater time to his personal business affairs.

(3) The amounts shown include shares subject to stock options currently exercisable or exercisable within 60 days of the date of the table. The amounts shown do not include options held by Mr. Krakauer,

         Mr. Rubin, Mr. Frankel, Mr. Fischer, and Mr. DeWitt to purchase, respectively, 37,500 shares, 12,500 shares, 54,116 shares, 20,000 shares, and 30,000 shares, which options are not currently exercisable or exercisable within 60 days of the date of the table.

(4) The amount shown does not include 6,000 shares of Common Stock owned by relatives of Mr. Krakauer. Mr. Krakauer disclaims beneficial ownership of such shares.

(5) The amounts shown include stock options granted to these directors in 1994 and 1995 for serving as directors of the Company, except for options for 1,685 shares as to each of Messrs. Hitchcock, Steele, and Townsend, as such options are not currently exercisable or exercisable within 60 days of the date of this table. The amounts shown do not include stock options which will be granted to these directors if they are re-elected to the Board in 1996 (see "Board of Directors Compensation"). The amounts shown also do not include options for 10,640 shares previously granted to H. Ben Taub, formerly a director of the Company.

         The following information with respect to the principal occupation and employment of each director, executive officer and nominee as director or executive officer, the principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to other affiliations and business experience during the past five years, has been furnished to the Company by the respective directors, nominees for directors and executive officers.

         Edward M. Krakauer, a nominee, became a director of the Company upon joining it in November 1991, was appointed chairman of the board in July 1994, and has been the Company's president and chief executive officer since August 1993. From November 1991 to August 1993, Mr. Krakauer served as the Company's chief operating officer. From 1985 to November 1991, Mr. Krakauer was a managing director of The Oxford Group, a management consulting firm. Mr. Krakauer's areas of concentration with The Oxford Group were management, marketing, and new product development. From 1985 to 1991, Mr. Krakauer was actively involved with, and was founder, chairman of the board, and chief executive officer, of Rabbit Systems, Inc., a developer, marketer, and manufacturer of innovative consumer electronic products. From 1980 to 1985, Mr. Krakauer founded and served as president and chief executive officer of General Consumer Electronics ("GCE"), a marketer of video games, which was acquired by the Milton Bradley Company in 1982. Before starting GCE, from 1975 to 1980, Mr. Krakauer served as president and chief executive officer of Mattel Electronics, where he was responsible for founding, developing, and managing Mattel's consumer electronics business. Earlier, he was group vice president of Hunt Wesson Foods with responsibility for all marketing, sales, and new product development. Mr. Krakauer holds a Bachelors Degree in marketing and economics from New York University, 1953. In addition, he has been a lecturer in marketing at Johns Hopkins University.

         Mitchell B. Rubin, a nominee, joined the Company as vice president and general manager in January 1994, and was elected a director in July 1994. In December 1994, Mr. Rubin assumed the newly created position of vice president, finance and operations, which includes the responsibilities of chief financial officer; and in January 1995 Mr. Rubin was also appointed secretary of the Company. Previously, from July 1991 through 1993, Mr. Rubin held various positions (including executive vice president and chief operating officer from April 1992 through 1993) with Regal Group, Inc., a television direct-response company with which the Company did business. In late 1994, when Mr. Rubin was no longer associated with Regal, Regal filed a petition for protection under Chapter 11 of the U.S. Bankruptcy Code. From 1990 to 1991, Mr. Rubin was senior vice president and chief financial officer of Quantum Marketing International, where he was responsible for operations, systems, and finance. From 1984 to 1990, Mr. Rubin was treasurer and chief financial officer at Chase Financial Management Corporation, a holding company, where he had responsibility for negotiation of all business and real estate acquisitions and sales, finance and operations. Prior to 1984, Mr. Rubin was a partner in Margolis & Company, Certified Public Accountants, in Pennsylvania. Mr. Rubin holds a B.S. degree in Business Administration/Accounting from Drexel University, 1977, and became licensed as a certified public accountant in the State of Pennsylvania in 1978.

         Mark L. Frankel, a nominee, joined the Company as vice president, sales and marketing in July 1994. In January 1995, Mr. Frankel became a director. Mr. Frankel was previously with DSP Telecom, Inc., a supplier of voice recognition and wireless communication technologies, where he was vice president, U.S. Operations. From September 1987 to March 1993, he held various positions with Sony Corporation of America, including vice president, Telecommunication Products Division; vice president, Mobile Satellite System Division; and director of marketing of the Advanced Technology Group. From 1974 to 1987, he held numerous positions with the RCA Corporation with responsibility in the areas of business development, marketing and finance.
Mr. Frankel holds a Masters of Business Administration and B.A. degree from Temple University in Philadelphia, PA.

         Myron H. Hitchcock, a nominee, became a director of the Company in December 1990. He has been associated with the Company since July of 1990. He is vice president engineering, chief financial officer, treasurer, and a principal shareholder of Voice Control Products Inc., which develops and licenses speech recognition technology principally to toy manufacturers and previously to the Company. During the previous six years, he was also president and the owner of ESSO Development Inc., which had developed speech recognition related microprocessor-based products from design to implementation. In the past, Mr. Hitchcock has licensed, and more recently he sold, to the Company certain of the VoiceLogic technology utilized by the Company. Prior to ESSO, he was employed by various divisions of Figgie International in the area of voice and speech product research and development. Mr. Hitchcock holds a B.S. degree in Mathematics with a minor in Electrical Engineering from the University of Massachusetts, and has engaged in graduate studies in computer science, engineering management and linguistics.

         Dr. Jack D. Steele, a nominee, became a director of the Company in July 1994. He serves as a member of the board of directors of, among others, Rohr, Inc., Storage Properties, Inc., and Public Storage Properties. He is also a director of several privately held companies. Dr. Steele is a consultant to numerous companies, including, among others, AT&T, Bendix Corporation, Fluor Corporation, Kansas Power and Light Company, and United Airlines. Dr. Steele served as a dean and professor at the University of Southern California from 1975 to 1986, and Texas Tech University from 1970 to 1975. He also served as a professor at, among others, Stanford University and the University of Kansas. Dr. Steele has published numerous articles and books on business management, marketing, and other subjects. He holds a Doctorate of Business Administration from Harvard University, a Masters of Business Administration from the University of Kansas, and a B.S. degree from Missouri Valley College.

         Ernest W. Townsend, a nominee, became a director of the Company in July 1994. From 1993 to 1995 he served aspresident of Dole Food Company, North America. He was also an executive vice president and member of the Office of the Chairman of Dole Food Company, Inc. He was responsible for all Dole Food Company operations and sales and marketing activities in North America. Mr. Townsend is a twenty year veteran in the food industry. From 1992 to 1993, he served as president of Dole Fresh Fruit and Vegetable Company. During 1989 to 1992, he was president and CEO of All American Gourmet, a subsidiary of Kraft/General Foods, a subsidiary of Philip Morris Companies. During 1987 to 1989, Mr. Townsend was president of Kraft/General Foods Frozen Food Group.
Mr. Townsend holds a B.A. degree in Economics from California State University, Sacramento. He has attended Harvard Business School's Program for Management Development.

         George H. Fischer became vice president, engineering of the Company in November 1993. He originally joined the Company in 1991 as director of engineering and manufacturing. From 1987 to 1991 he was vice president of operations for Speech Systems, Inc., a developer of large-vocabulary speaker-independent speech recognition equipment. From 1984 to 1987 he was director of systems engineering for Perceptronics, Inc., a manufacturer of simulators and other products. Mr. Fischer holds a B.S. degree in Electrical Engineering from California State Polytechnic University, Pomona, 1974.

         Kenneth I. DeWitt joined the Company as vice president of manufacturing in July 1995. In this capacity he assumed responsibility for all of the manufacturing activities and quality assurance of the Company's products. Prior to joining the Company, Mr. DeWitt was Vice President of Engineering for Universal Security Instruments, a consumer electronics company which designs and manufactures telephones, answering machines and other related technical consumer products. In 1989 and 1990, Mr. DeWitt was Senior Vice President of Rabbit Systems, Inc., directing the development and manufacture of innovative consumer electronics products. From 1978 to 1989, and again from 1991 to 1995, Mr. DeWitt was Director of Research and Development and Vice President of

Engineering at Universal Security Instruments. Mr. DeWitt has over twenty-five years of experience developing and manufacturing high volume consumer electronics products both domestically and off-shore. He holds a B.S. degree in Electrical Engineering from the University of Pennsylvania, Moore School, has taught Engineering courses at Penn State University, and holds various patents in electronics products.

         No director, nominee for director, or executive officer of the Company has any family relationship with any other director, nominee for director, or executive officer of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors of the Company held five meetings during 1995, exclusive of actions taken by unanimous written consent. One director, H. Ben Taub who resigned as a director in 1996, attended fewer than 75% of such meetings which were held while he was a director. The Company had an audit committee (comprised of Messers. Steele, Taub, and Hitchcock), which held its first meeting in 1995, and a stock option committee (comprised of Messers. Townsend and Steele), which did not meet during 1995, exclusive of actions taken by unanimous written consent. The Company had no nominating or compensation committee during 1995

BOARD OF DIRECTORS COMPENSATION

         Directors who are employees of the Company do not receive any compensation for serving as directors. Each of Messrs. Hitchcock, Steele, H. Ben Taub (formerly a director), and Townsend received cash in the amount of $1,000 for each of the regularly scheduled Board of Directors' meetings held during 1995 following the May 17, 1995 Annual Shareholders' Meeting which they attended. In consideration for agreeing to serve as directors, upon the election at the 1995 Annual Meeting, these same individuals were granted options by the Company to purchase shares of the Company's Common Stock at a price equal to 20% of the closing market price of such Stock on May 17, 1995, the date such individuals were elected to the Board. These options, together with registration rights relating to the underlying shares of Common Stock, were for a number of shares which entitled each of the named individuals to purchase, upon exercise, that many shares of Common Stock as would yield a $16,000 gain if the options were exercised on May 17, 1995. The options became exercisable in equal quarterly amounts at the end of each of the four quarters following the election of these individuals to the Board of Directors; as to Mr. Taub, who resigned in February 1996, the portion of these options applicable to the time period subsequent thereto did not become exercisable.
It is anticipated that each of Messrs. Hitchcock, Steele, and Townsend, if elected at the Annual Meeting, will receive a further grant of options and registration rights immediately following their election to purchase shares of the Company's Common Stock at a price equal to 20% of the closing market price of such Stock on the date of their election and in an amount that would entitle each of them to purchase that many shares of Common Stock as would yield a gain of up to approximately $20,000 if the options were exercised on the date of grant. It is anticipated that such options will become exercisable in equal quarterly amounts at the end of each of the four quarters following the election of the named persons. The Directors have waived the $1,000 cash payments for the attendance of the 1996 meetings; they have the right to reinstate same prospectively when they believe such to be appropriate.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equities securities ("10% Holders"), to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors, and 10% Holders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

         To the Company's knowledge, based solely on the Company's review of the copies of such forms received by the Company, the Company believes that all reports required to be filed under Section 16(a) of the Exchange Act and the related rules were timely filed by all officers, directors, and 10% Holders, except the initial

Form 3 relating to the stock options granted to Mr. Kenneth DeWitt upon his entry into an employment contract with the Company in June 1995 -- such Form 3 was filed by Mr. DeWitt on October 18, 1995.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by the Company for services rendered during the year ended December 31, 1995 to each executive officer whose aggregate cash compensation exceeded $100,000, and to all executive officers of the Company as a group:

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION:

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                                  ------------
                                                                    ANNUAL COMPENSATION             AWARDS
                                                                    --------------------            ------
                    (A)                                             (B)               (C)             (G)               (L)
                    NAME                                                                           SECURITIES
                    AND                                                                            UNDERLYING        ALL OTHER
                    PRINCIPAL                                                                       OPTIONS         COMPENSATION
                    POSITION                                        YEAR          SALARY ($)        (#)  (1)            ($)
                    ---------                                       ----          ----------       -----------      ------------
                    Edward M. Krakauer (2)                          1995            248,468                  0           0
                    Chief Executive Officer and President           1994            210,330             75,000           0
                                                                    1993            150,238                  0           0 (3)

                    Mitchell B. Rubin                               1995            157,750                  0           0
                    Vice President, Finance and Operations          1994            127,954            150,000      30,000 (4)

                    Mark L. Frankel                                 1995            157,325                  0           0
                    Vice President, Sales and Marketing             1994             66,825            150,000      17,000 (4)

                    George H. Fischer                               1995            136,875                  0           0
                    Vice President, Engineering                     1994            118,783             40,000           0
                                                                    1993             96,000             50,000           0

                    Kenneth I. DeWitt                               1995             57,308 (5)         60,000           0
                    Vice President, Manufacturing

(1) The amounts in this column represent shares which are subject to stock options granted by the Company to the named persons under the Company's 1992 and 1994 Stock Option Plans.

(2) Served as chief operating officer until August 1993, and since that time as president and chief executive officer.

(3) In August 1993, Michael Bissonnette, the Company's former chairman of the board, granted to Edward M. Krakauer, the Company's chief executive officer, an option to purchase up to 250,000 shares of Mr. Bissonnette's Common Stock in the Company at an exercise price of $0.20 per share. As this option was granted by Mr. Bissonnette, not the Company, its value is not included in the foregoing table.

(4) The amounts shown represent moving expenses paid to the named individuals for costs and expenses associated with relocating to southern California from out of state upon accepting employment with the Company.

(5) Mr. DeWitt's annualized base salary upon joining the Company in July 1995 was $120,000.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES:

                    (A)                    (B)              (C)             (D)                           (E)
                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                            UNDERLYING                    IN-THE-MONEY OPTIONS
                                                                            UNEXERCISED OPTIONS/          AT FY-END ($) (1) (2)
                                           SHARES                           SARS, FY-END (#) (1)
                                           ACQUIRED ON      VALUE                                         EXERCISABLE/
                    NAME                   EXERCISE (#)     REALIZED ($)    EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE
                    ----                   ------------     ------------    -------------------------     -------------
                    Edward M. Krakauer     0                0               611,325/37,500                0/0

                    Mitchell B. Rubin      0                0               137,500/12,500                0/0

                    Mark L. Frankel        0                0               95,834/54,116                 0/0

                    George H. Fischer      0                0               118,046/20,000                0/0

                    Kenneth I. DeWitt      0                0               30,000/30,000                 0/0



(1)   The Company has not granted any stock appreciation rights to any persons.

(2) Potential unrealized value means the fair market value on December 31, 1995 ($1.63 per share), less the option exercise price (for options with respect to which the exercise price is less than $1.63 per share), times the number of shares.

EMPLOYMENT AGREEMENTS

         Mr. Krakauer. In August 1993, the Company entered into a new employment agreement with Edward M. Krakauer under which he serves as the Company's president and chief executive officer. The term of Mr. Krakauer's employment under the agreement expires in June 1998, subject to the right of the parties to terminate earlier under certain conditions, including the right of either party to terminate the agreement on ninety days' notice. If such termination is by the Company without cause, Mr. Krakauer is entitled to receive one year's salary as severance plus one year's participation in the bonus pool described in the employment agreement. If termination results from death or disability, he is entitled to one year's salary. The agreement provides for a base salary of $175,000 through December 31, 1993, with increases of at least 15% annually to the base salary, commencing January 1, 1994. In addition, Mr. Krakauer is eligible to receive incentive bonuses equal to 33-1/3% of a bonus pool for executive employees, which pool, in the aggregate, is 10% of the Company's annual pre-tax profits, as defined in the employment agreement. Total 1995 compensation paid was $248,468. The employment agreement contains certain restrictions on Mr. Krakauer's right to compete. Effective January 1, 1996, this agreement was amended to reduce Mr. Krakauer's 1996 base salary to $150,000, subject to prospective reinstatement of the base salary upon, among other things, a change in ownership or control of the Company.

         Mr. Rubin. In January 1994, the Company entered into an employment agreement with Mitchell B. Rubin under which he served as the Company's vice president and general manager until December 1994, when he became vice president of finance and operations and CFO. The term of Mr. Rubin's employment agreement expires in February 1997, subject to the right of the parties to terminate the agreement earlier under certain conditions, including the right of the Company to terminate the agreement on ninety days' notice, and Mr. Rubin to terminate the agreement on six months' notice. If such termination is by the Company without cause, Mr. Rubin is entitled to receive one year's salary as severance plus one year's participation in the bonus pool described in the agreement. If termination results from death or disability, he is entitled to one year's salary. The agreement provides for a base salary of $150,000 through December 31, 1994, with increases at the discretion of the Board of Directors thereafter. In addition, Mr. Rubin is eligible to receive incentive bonuses equal to not less than 10% of a bonus pool for executive employees, which pool, in the aggregate, is 10% of the Company's annual pre-tax profits, as defined in the employment agreement.
Total 1995 compensation paid was $157,750. The employment agreement contains certain restrictions on Mr. Rubin's right to compete. Effective January 1, 1996, this agreement was amended to reduce Mr. Rubin's 1996 base salary to $135,000, subject to prospective reinstatement of the base salary upon, among other things, a change in ownership or control of the Company

         In connection with Mr. Rubin entering into his employment agreement in January 1994, the Company granted him stock options for a term of ten years under its 1992 Stock Option Plan to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $4.0625 per share, the then market price of such Stock. The Company also granted Mr. Rubin certain registration rights with regard to the shares which were the subject of these options. In December 1994, these options were terminated. Also in December 1994, the Company granted Mr. Rubin options to purchase an aggregate of 150,000 shares of the Company's Common Stock pursuant to its 1994 Stock Option Plan at an exercise price of $1.69 per share, the then market price of such Stock, in connection with his assuming significant additional responsibility for the Company. The registration rights granted to Mr. Rubin in January 1994 were amended to apply to 125,000 of the shares subject to the options granted in December. The Company also entered into an agreement with Mr. Rubin in January 1994 providing him with indemnification on various matters that may result from his service to the Company.

         Mr. Frankel. In July 1994, the Company entered into an employment agreement with Mark L. Frankel under which he serves as the Company's vice president of sales and marketing. Pursuant to this agreement, as amended in December 1994, the term of employment expires December 1996, subject to the right of the parties to terminate earlier under certain conditions, including the right of either party to terminate the agreement on ninety days' notice.
If such termination is by the Company without cause, Mr. Frankel is entitled to receive one year's salary as severance, plus one year's participation in the bonus pool described in the agreement. The agreement, as amended, provides for a base salary of $150,000 per annum with increases at the discretion of the Board of Directors. In addition, Mr. Frankel is eligible to receive incentive bonuses equal to not less than 10% of a bonus pool for executive employees, which pool, in the aggregate, is 10% of the Company's annual pre-tax profits, as defined in the employment agreement. Total 1995 compensation paid was $157,375. The employment agreement contains certain restrictions on Mr. Frankel's right to compete. Effective January 1, 1996, this agreement was amended to reduce Mr. Frankel's 1996 base salary to $115,000, subject to prospective reinstatement of the base salary upon, among other things, a change in ownership or control of the Company

         In connection with Mr. Frankel's entering into his employment agreement, the Company granted him stock options for a term of 10 years under its 1994 Stock Option Plan to purchase up to 125,000 shares of the Company's common stock at an exercise price of $2.44 per share, the then market price of such Stock. In December 1994, the Company granted Mr. Frankel an additional option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.69 per share, the then market price of such Stock.

         Mr. Fischer. In July 1994, the Company entered into an employment agreement with George H. Fischer, an employee of the Company since May 1992, under which he serves as the Company's vice president of engineering. Pursuant to this agreement, as amended in December 1994, the term of employment expires December 1996, subject to the right of the parties to terminate earlier under certain conditions, including the right of either party to terminate the agreement on ninety days' notice. If such termination is by the Company without cause, Mr. Fischer is entitled to receive one year's salary as severance, plus one year's participation in the bonus pool described in the agreement. The agreement, as amended, provides for a base salary of $130,000 per annum, with increases at the discretion of the Board of Directors. In addition, Mr. Fischer is eligible to receive incentive bonuses equal to not less than 10% of a bonus pool for executive employees, which pool, in the aggregate, is 10% of the Company's annual pre-tax profits, as defined in the employment agreement. Total 1995 compensation paid was $136,875. The employment agreement contains certain restrictions on Mr. Fischer's right to compete. Effective January 1, 1996, this agreement was amended, relating only to 1996 base salary. Effective January 1, 1996, this agreement was amended to reduce Mr. Fischer's 1996 base salary to $100,000, subject to prospective reinstatement of the base salary upon, among other things, a change in ownership or control of the Company

         During his term of employment with the Company, Mr. Fischer had been granted options to purchase the Company's Common Stock under its 1992 and 1994 Stock Option Plans. These grants occurred in October 1992, November 1993 and December 1994 for 48,046 shares, 50,000 shares and 40,000 shares, respectively, at exercise prices of $3.00 per share, $4.06 per share, and $1.69 per share, respectively, in each case the then market price of such Stock.

         Mr. DeWitt. In June 1995, the Company entered into an employment agreement with Kenneth I. DeWitt under which he serves as the Company's vice president of manufacturing. Pursuant to this agreement, the term of employment expires June 1997, subject to the right of the parties to terminate earlier under certain conditions, including the right of the Company to terminate the agreement on ninety days' notice, and Mr. DeWitt to terminate the agreement on six months notice. If such termination is by the Company without cause, Mr. DeWitt is entitled to receive one year's salary as severance plus one year's participation in the bonus pool as described in the agreement. The agreement provides for a base salary of $120,000 per annum. In addition, Mr. DeWitt is eligible to receive incentive bonuses equal to not less than 5% of a bonus pool for executive employees, which pool, in the aggregate, is 10% of the Company's annual pre-tax profits, as defined in the employment agreement. Total 1995 compensation paid was $57,308. The employment agreement contains certain restrictions on Mr. DeWitt's right to compete. Effective January 1, 1996, this agreement was amended to reduce Mr. DeWitt's 1996 base salary to $100,000, subject to prospective reinstatement of the base salary upon, among other things, a change in ownership or control of the Company

         In connection with Mr. DeWitt's entering into his employment agreement, the Company granted him stock options for a term of 10 years under its 1994 Stock Option Plan to purchase up to 60,000 shares of the Company's common stock at an exercise price of $2.97 per share, the then market price of such Stock.


1992 AND 1994 STOCK OPTION PLANS.

         In July 1992 and January 1994, the Company adopted, respectively, the 1992 Stock Option Plan (the "1992 Plan") and the 1994 Stock Option Plan (the "1994 Plan"). Subject to adjustment by reason of stock splits or similar capital adjustments, each of the 1992 Plan and the 1994 Plan provides for the granting of non-statutory stock options or incentive stock options to employees or consultants to purchase up to an aggregate of 700,000 shares of Common Stock.

         As of December 31, 1995, options for 576,334 shares of Common Stock had been granted and remained outstanding and unexercised under the 1992 Plan; of these, options for 524,613 shares were exercisable as of December 31, 1995 at prices ranging from $1.69 to $6.75 per share. These options provide for maturing of exercise rights over periods ranging from one year to three years from the dates of grant. As of December 31, 1995, options for 520,000 shares of Common Stock had been granted and remained outstanding and unexercised under the 1994 Plan; of these, options for 366,041 shares were exercisable as of December 31, 1995 at a prices ranging from $1.69 to $3.56 per share. These options provide for maturing of exercise rights over periods ranging from one year to three years from the dates of grant.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


TRANSACTIONS WITH MICHAEL BISSONNETTE

         Through August 1994, Michael Bissonnette, former chairman and CEO, was the named lessee on a lease for certain of the office space occupied by the Company. The Company paid the expenses for such space with no gain or loss to Mr. Bissonnette. In August 1994, the Company ceased its occupancy of this space, and the lease terminated. Further, during 1994, the Company paid consulting fees of $50,000 to Mr. Bissonnette.

         An option was granted in August 1993 by Mr. Bissonnette to Mr. Krakauer in connection with the change of management of the Company. Mr. Bissonnette personally granted to Mr. Krakauer a ten-year option for 250,000 shares of the Company's Common Stock owned by Mr. Bissonnette at an exercise price of $0.20 per share, payable in full in cash upon exercise. In addition, the Company granted to Mr. Krakauer certain piggyback and demand registration rights with regard to the shares subject to the option, and subsequently registered such shares. In March 1994, Mr. Krakauer exercised the option and sold the shares. The Company also entered into an agreement with Mr. Krakauer providing him with indemnification on various matters that may result from his service to the Company.


MISCELLANEOUS

         For the year ended December 31, 1993, the Company paid Mr. Hitchcock, a director of the Company, $59,000 in royalty payments under a license agreement for technology. In 1994 and 1995, the Company paid Mr. Hitchcock $92,000 and $131,000 respectively in royalties under such agreement. In addition, during 1993, Voice Control Products, Inc. ("VCPI"), of which Mr. Hitchcock is vice president-engineering and a director, and in which he owns 31% of the outstanding stock, entered into two license agreements with the Company relating to the VoiceLogic technology utilized by the Company. In consideration of one of the license agreements, in 1993 the Company issued 100,000 shares of its Common Stock and paid $30,000 for research and development. In 1996, the Company entered into new agreements concerning the VoiceLogic technology, replacing the prior agreements, which resulted in the Company acquiring unrestricted exclusive ownership to the technology. As a result of the new agreement, the Company agreed to pay Mr. Hitchcock $100,000 in two installments during 1996, $50,000 of which has already been paid. Further, as a part of the new agreement, in 1996 the Company granted Mr. Hitchcock options to purchase 33,333 shares at an exercise price of $0.375 per share. The exercise price was a fraction of the then market price of the shares, it being the intent of the Company that had the options been exercised at issuance, a $50,000 gain would have been realized. The Company believes that terms of the foregoing transactions were as favorable to the Company as would be available from unrelated third parties.


             PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS

         The Company's Board of Directors recommends that the shareholders ratify the selection of the firm of BDO Seidman, which has served as the Company's independent auditors since inception, to serve as the Company's independent auditors for the current fiscal year. A representative of BDO Seidman is expected to be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions of shareholders. The Annual Report contains consolidated financial statements of the Company, and the report thereon of BDO Seidman, the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF BDO SEIDMAN AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.


                                 ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement.

         STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES AND EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, BY WRITING TO THE COMPANY AT 15260 VENTURA BLVD., SUITE 2200, SHERMAN OAKS, CALIFORNIA 91403 (ATTENTION: SECRETARY), OR ITS REGISTRAR AND TRANSFER AGENT,

U.S. STOCK TRANSFER CORPORATION, 1745 GARDENA AVENUE, GLENDALE, CALIFORNIA
91204.


                             SHAREHOLDER PROPOSALS

         In order for shareholders' proposals to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Company no later than December 15, 1996 in a form that complies with applicable regulations.


                                 OTHER MATTERS

         The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any such matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.


                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.

Sherman Oaks, California
May 6, 1996


         PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS, OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
                            ------------------------
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 1996
                            ------------------------

   The undersigned shareholder of Voice Powered Technology International, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 6, 1996, and hereby appoints Edward M. Krakauer and Mitchell B. Rubin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Voice Powered Technology International, Inc., to be held on June 19, 1996, at 9:00 a.m., local time, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   1.  ELECTION OF DIRECTORS:                  / /  WITHHOLD AUTHORITY
       / / FOR all nominees listed below            to vote for all nominees
           (except as indicated)                    listed below


Nominees: Edward M. Krakauer, Mitchell B. Rubin, Mark L. Frankel, Myron H. Hitchcock, Dr. Jack D. Steele, Ernest W. Townsend

(Instructions: to withhold authority to vote for any one or more nominee(s), write the name(s) of such nominee(s) in the space provided below)

- --------------------------------------------------------------------------------

   2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1996:

                 / / FOR        / / AGAINST        / / ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

                                                        Dated:____________, 1996

                                                        ------------------------
                                                              (Signature)

                                                        ------------------------
                                                              (Signature)

                                                        (This Proxy must be
                                                        signed exactly as your
                                                        name appears hereon.
                                                        Executors,
                                                        administrators,
                                                        trustees, etc., should
                                                        give full title as such.
                                                        If the shareholder is a
                                                        corporation, a duly
                                                        authorized officer
                                                        should sign on behalf of
                                                        the corporation and
                                                        should indicate his or
                                                        her title.)

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.